Exhibit  10.5

                                 PROMISSORY NOTE

                             COSTA MESA, CALIFORNIA
                                 OCTOBER 3, 2002

FOR VALUE RECEIVED, the undersigned, Rapidtron, Inc., a Delaware Corporation (herein called Maker), hereby promises to pay to the order of Steve Meineke, a resident of California (herein called Holder), in lawful money of the United States of America, the principal sum of FIFTEEN THOUSAND Dollars ($15,000 US), with interest thereon at the rate as established monthly by Wells Fargo for Equity loans with a floating rate.

The term of this Note is that it is to be paid upon receipt of the final payment from the Public Company (RPDT) on or before March 31, 2003. This term can only be extended by agreement of the Holder. The Holder will pay the monthly-accrued interest charged by Wells Fargo on the fifteenth of each month starting in October.

This Note and the rights and duties of the parties hereunder shall be governed for all purposes by the laws of the State of California and the laws of the United States applicable to transactions within such State.


MAKER                                                                     HOLDER



/s/ John Creel                                                /s/  Steve Meineke
-----------------------                                       ------------------
Rapidtron,  Inc.,                                                  Steve Meineke
By:  John  Creel

CEO  and  President


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